Exhibit 10.D

MENTOR GRAPHICS CORPORATION

IRREVOCABLE RSU DEFERRED DISTRIBUTION ELECTION FORM

JULY 1, 2010 OUTSIDE DIRECTOR RSU AWARDS

To be submitted on or before July 31, 2010

Name:

On July 1, 2010 you received a grant of Restricted Stock Units (“RSUs”) with respect to Shares of Mentor Graphics Corporation (the “Company’s”) Common Stock (the “RSU Award”). The RSU Award is scheduled to vest 50% on July 1, 2011 (the “First Tranche”) and 50% on July 1, 2012 (the “Second Tranche”). You may elect to defer delivery of all or a portion of the Second Tranche of your RSU Award by making an irrevocable written deferral election within 30 days of the grant (i.e., on or before July 31, 2010). This deferral is permitted under the “ad hoc” exception to the general rules on deferrals under Internal Revenue Section 409A. You may not defer distribution of the shares subject to the First Tranche.

However, even if you elect to defer delivery of all or a portion of the shares underlying the Second Tranche to a fixed future date, distribution to you of those shares will be automatically accelerated as of the date of the first to occur of the following specific events (provided that such date is after the original vesting date applicable to the shares of stock subject to the Second Tranche of the RSU award): (i) a change in control of the Corporation (as defined under Code Section 409A), (ii) a separation from service (as defined under Code Section 409A) with the Company, (iii) upon a Disability (as defined under Code Section 409A), or (iv) the date of your death. Your distribution election is effective only with respect to shares subject to the Second Tranche of your Restricted Stock Unit Award that vest.

Your timely and effective distribution election may be amended at a later date, but any amendment will be subject to specific and complex rules and requirements which may limit your ability to change the timing of your distribution.

PLEASE NOTE THAT A DEFERRAL ELECTION WILL ONLY BE TIMELY IF THIS FORM IS COMPLETED AND DELIVERED TO DEAN FREED, GENERAL COUNSEL, NO LATER THAN JULY 31, 2010 AT 5:00 P.M. PST. IF THE FORM IS NOT COMPLETED, OR IS DELIVERED AFTER THAT TIME OR DATE, THEN IT CANNOT BE CONSIDERED EFFECTIVE AND YOU WILL BE DEEMED TO HAVE ELECTED TO RECEIVE A DISTRIBUTION OF SHARES IN CONJUNCTION WITH THE ORIGINAL VESTING SCHEDULE FOR YOUR RSU AWARD.

MENTOR GRAPHICS CORPORATION (THE “COMPANY”)

DEFERRAL AGREEMENT AND DISTRIBUTION ELECTION

JULY 1, 2010 OUTSIDE DIRECTOR RSU AWARDS

1. Director Information (please print)

Last Name:                                      First Name:                              Middle Initial:

Social Security Number:             -            -

2. Deferral Agreement and Distribution Election

This Deferral Agreement and Distribution Election which includes, without limitation, the attached cover letter, the terms of which are incorporated by reference (the “Agreement”), is made this              day of July, 2010 between the Outside Director identified in item 1 above and the Company.

On July 1, 2010, I received a grant of restricted stock units with respect to shares of the Company’s common stock (the “RSU Award”). The RSU Award is scheduled to vest 50% on July 1, 2011 (the “First Tranche”) and 50% on July 1, 2012 (the “Second Tranche”). By signing this Agreement, I am irrevocably deferring the delivery of              percent (        %) of the shares underlying the Second Tranche of the RSU Award.

3. Deferred Delivery Date

If you want your Deferred Delivery Date to be a specific date check the box and complete the information below. If you select a fixed date your Deferred Delivery Date will be the first to occur of the date you (i) select, (ii) die, (iii) become “Disabled” (as defined under Code Section 409A), (iv) ”Separate from Service” (as defined under Code Section 409A), or (v) the Company experiences a “Change in Control” (as defined under Code Section 409A). If you do not select a fixed date your Deferred Delivery Date will be the first to occur of the date you (i) die, (ii) become Disabled, (iii) Separate from Service or (iv) the Company experiences a Change in Control.

☐          I wish my Deferred Delivery Date to be a fixed date. Pay me on the first day of                      (month), 20    .

*	Payment of any dividends attributable to the RSUs I elected to defer above will also be paid on my Deferred Delivery Date.

Upon attainment of my Deferred Delivery Date I understand that the shares underlying the portion of the RSU Award I elect to defer will be distributed in a single payment.

4. Code Section 409A

It is intended that this Agreement will comply with the provisions of Code Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulation relating thereto, and the Agreement will be interpreted, operated, and administered in a manner consistent with these intentions. Anything to the contrary in this Agreement notwithstanding, the Company may adopt such amendments to the Agreement or take any other actions, in each case, without your consent, that the Company determines are reasonable, necessary or appropriate to comply with the requirements of Code Section 409A and the related Department of Treasury guidance. The Company makes no representation or covenant to ensure that the payments under the Agreement are compliant with, Code Section 409A, and will have no liability to you or any other party if a payment under the Agreement that is intended to comply with, Code Section 409A is not so exempt or compliant or for any action taken by the Company with respect thereto.

5. Director Acknowledgments and Signature

I acknowledge each of the foregoing:

•

My determination to defer delivery of shares under the RSU Award may have direct implications for my personal tax obligations. I understand that the Company strongly advises that I consult with a tax or legal advisor before making any deferral election, in order to understand the tax consequences particular to me;

•	My deferral election is irrevocable once made;

•	Delivery of the deferred portion of my RSU Award may not be accelerated, other than in accordance with Code Section 409A;

•	The Company reserves the right to terminate this Agreement in accordance with Code Section 409A;

•	The deferral arrangement is unfunded; and

•

The shares underlying the portion of the RSU Award that is deferred may lose all of their value in the event of the Company’s bankruptcy or insolvency and the value of the Company’s shares may decline over the deferral period.

Date: _______________________

Signed: _______________________

FOR ADMINISTRATIVE USE ONLY

Date Received: _________________________

Signed: _______________________

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